UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 9, 2014

Swift Transportation Company (Exact name of Registrant as specified in charter)
Delaware	001-35007	20-5589597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2200 South 75th Avenue, Phoenix, Arizona		85043
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (602) 269-9700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On June 9, 2014, Swift Transportation Company entered into a Third Amended and Restated Credit Agreement (“Agreement”) replacing our existing Second Amended and Restated Credit Agreement dated March 7, 2013 ("2013 Agreement"). The Agreement includes a $450 million revolving credit line maturing June 2019, $164 million of which was drawn upon closing, a $500 million delayed-draw first lien term loan A tranche maturing June 2019, $50 million of which was drawn upon closing, and a $400 million term loan B tranche maturing June 2021. We anticipate utilizing the remainder of the delayed-draw term loan A to fund the majority of the redemption of our remaining 10.00% senior second priority secured notes on or before December 31, 2014, which remaining notes face value totaled $461 million at May 31, 2014.
The interest rate applicable under the Agreement for the revolving credit line and term loan A tranche is the LIBOR rate plus 2.00%, subject to a leverage-based grid. The term loan B tranche accrues interest at the LIBOR rate plus 3.00%, reducing to 2.75% once leverage is below 2.00, with a 0.75% LIBOR floor. The revolving credit line and the term loan A have financial covenants providing for maximum net leverage of 3.50 and minimum interest coverage of 3.25, while the term loan B contains no financial covenants.
The Agreement replaces our existing undrawn revolving credit line maturing September 2016, our existing $229 million first lien term loan B-1 tranche maturing December 2016 and our existing $371 million first lien term loan B-2 tranche maturing December 2017. Previously, the revolving credit line accrued interest at LIBOR plus 3.00%, the term loan B-1 tranche accrued interest at LIBOR plus 2.75%, and the term loan B-2 tranche accrued interest at LIBOR plus 3.00% with a 1.00% floor.
In addition to the pricing changes described above, the Agreement increased the availability pursuant to the accordion feature from $350 million to $500 million, subject to the satisfaction of certain conditions and the participation of lenders. Further, the maximum capital expenditures covenant has been removed, and the Agreement also provides for improved flexibility regarding the use of proceeds from asset sales, payment of dividends, stock buybacks, and equipment financing. Principal payments for the term loan A tranche are due quarterly in the amount of $5.6 million for 2015 and 2016 and $11.3 million thereafter through maturity, when the balance is due. Principal payments for the term loan B tranche in the amount of $1.0 million are due quarterly beginning June 2014 through maturity, when the balance is due.
On June 10, 2014, we repaid $65 million of the revolving credit line with proceeds from an additional borrowing under our accounts receivable securitization facility ("2013 RSA"). A summary of net result of these transactions is below.

($ in millions)
Sources of Funds			Uses of Funds
Existing 2013 RSA ($325mm)	$65	L + 0.95%	Replacement of Existing Revolver ($400mm) due 2016	$—	L + 3.00%
New Revolver ($450mm) due 2019	99	L + 2.00%	Replacement Term Loan B-1 due 2016	229	L + 2.75%
New $500mm Delayed Draw Term Loan A due 2019	50	L + 2.00%	Replacement Term Loan B-2 due 2017	371	L+ 3.00% (1.00% Floor)
New Term Loan B due 2021	400	L + 3.00% (0.75% Floor)	Estimated fees, expenses and accrued interest	14
Total Sources	$614		Total Uses	$614

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.
Forward Looking Statements
This Current Report on Form 8-K contains statements that constitute forward-looking statements, including our intention to utilize the remainder of the delayed-draw term loan A to fund the majority of the call of our remaining 10% senior second priority secured notes. Such forward-looking statements are subject to significant risks and uncertainties as set forth in the "Risk Factor" section of our Annual Report Form 10-K for the year ended December 31, 2013. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
As to the Company’s business and financial performance, the following factors, among others, could cause actual results to differ materially from those in forward-looking statements: any future recessionary economic cycles and downturns in customers’ business cycles, particularly in market segments and industries in which we have a significant concentration of customers; increasing competition from trucking, rail, intermodal, and brokerage competitors; a significant reduction in, or termination of, our trucking services by a key customer; a significant reduction in, or termination of, our trucking services by a key customer; the amount and velocity of changes in fuel prices and our ability to recover fuel prices through our fuel surcharge program; volatility in the price or availability of fuel; increases in new equipment prices or replacement costs; the regulatory environment in which we operate, including existing regulations and changes in existing regulations, or violations by us of existing or future regulations; our Compliance Safety Accountability safety rating; increases in driver compensation to the extent not offset by increases in freight rates and difficulties in driver recruitment and retention; changes in rules or legislation by the National Labor Relations Board or Congress and/or union organizing efforts; potential volatility or decrease in the amount of earnings as a result of our claims exposure through our captive insurance companies; risks relating to our captive insurance companies; uncertainties associated with our operations in Mexico; our ability to attract and maintain relationships with owner-operators; the possible re-classification of our owner-operators as employees; our ability to retain or replace key personnel; conflicts of interest or potential litigation that may arise from other businesses owned by Jerry Moyes, including pledges of Swift stock and guarantees related to other businesses by Jerry Moyes; our dependence on third parties for intermodal and brokerage business; our ability to sustain cost savings realized as part of recent cost reduction initiatives; potential failure in computer or communications systems; our ability to execute or integrate any future acquisitions successfully; seasonal factors such as harsh weather conditions that increase operating costs; goodwill impairment; the potential impact of the significant number of shares of our common stock that is outstanding; our intention to not pay dividends; our significant ongoing capital requirements; our level of indebtedness and our ability to service our outstanding indebtedness, including compliance with our indebtedness covenants, and the impact such indebtedness may have on the way we operate our business; the significant amount of our stock and related control over the Company by Jerry Moyes; and restrictions contained in our debt agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWIFT TRANSPORTATION COMPANY

By:	/s/ VIRGINIA HENKELS

Name:	Virginia Henkels
Title:	Executive Vice President and Chief Financial Officer

Dated: June 10, 2014